UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 30, 2026, Venu Holding Corporation (the “Company”) waived a provision of the Company’s Insider Trading Policy (the “Policy”), which is incorporated into the Company’s Code of Business Conduct and Ethics, that restricts the Company’s directors, executive officers, and other persons covered by the Policy from transacting in the Company’s securities during defined quarterly blackout periods. The waiver allowed the Company’s Chief Executive Officer and Chairman to make a purchase of the Company’s common stock on the open market on January 30, 2026. The waiver followed the Company’s announcement on January 27, 2026 of certain preliminary estimates of unaudited selected financial data for the three months and year ended December 31, 2025.

Item 8.01 Other Events.

On February 3, 2026, the Company entered into an Assignment of Purchase and Sale Agreement with Hall at Centennial, LLC, a subsidiary of the Company (the “Subsidiary”), pursuant to which the Company assigned its right, title, and interest in the previously disclosed Purchase and Sale Agreement between the Company and Old Mill, LLC (“Old Mill”) to the Subsidiary. Following such assignment, on February 3, 2026, the Subsidiary closed on the purchase of land in Centennial, Colorado (the “Centennial Property”) from Old Mill pursuant to the Purchase and Sale Agreement. The purchase price of approximately $12,612,000 for the Centennial Property was paid through a combination of cash and a promissory note in the principal amount of approximately $7,758,000, bearing interest at 4.5% per annum, made by the Company in favor of Old Mill. In connection with the closing of the acquisition, the Subsidiary also entered into a bridge loan (the “Loan”) evidenced by a promissory note in the principal amount of $4,350,000, which bears interest at 7.75% per annum and matures in early May 2026. The proceeds of the Loan were used to satisfy the cash closing delivery obligation for the acquisition of the Centennial Property (as well as to pay off Old Mill’s existing loan secured by the Centennial Property and certain outstanding taxes). The Loan is secured by a Deed of Trust on the Centennial Property that grants the lender a first-priority lien. The Loan is also guaranteed by the Company and personally guaranteed by the Company’s Chief Executive Officer and Chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: February 5, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman